UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 20, 2015

JPMorgan Chase & Co.

(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)

270 Park Avenue, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 20, 2015, JPMorgan Chase & Co. (the “Firm”) announced that it had reached separate settlements with the U.S. Department of Justice (“DOJ”) and the Board of Governors of the Federal Reserve System (“Federal Reserve”) to resolve their respective investigations relating to the Firm’s foreign exchange (“FX”) business (collectively, the “Settlement Agreements”). Under the DOJ settlement, the Firm agreed to plead guilty to a single violation of federal antitrust law and to pay a fine of $550 million. Under the Federal Reserve settlement, the Firm agreed to the entry of a Consent Order, to pay a fine of $342 million, and to take various remedial actions.

The Firm has been working to secure necessary waivers and authorizations from regulators. In connection with the Settlement Agreements, the U.S. Securities and Exchange Commission has granted three waivers to the Firm, including a waiver under Section 9 of the Investment Company Act to permit the Firm to continue to act as an investment adviser and sub-adviser to U.S. mutual funds and exchange-traded funds. In addition, the Firm is in the process of submitting its application to the U.S. Department of Labor to maintain its status as a Qualified Professional Asset Manager (“QPAM”).

Other FX-related investigations and civil litigation involving the Firm are ongoing. The Firm continues to cooperate with the various investigations.

The Settlement Agreements can be accessed at the DOJ and Federal Reserve websites at www.justice.gov and www.federalreserve.gov. Attached as Exhibits to this Form 8-K are copies of the Firm’s plea agreement with DOJ, the Firm’s press release regarding the Settlement Agreements and corresponding Frequently Asked Questions.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	JPMorgan Chase & Co. press release dated May 20, 2015

99.2	Frequently Asked Questions

99.3	Plea Agreement dated May 20, 2015 between JPMorgan Chase & Co. and the U.S. Department of Justice

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMorgan Chase & Co.
(Registrant)

By:	/s/ Anthony J. Horan
Anthony J. Horan
Corporate Secretary

Dated: May 20, 2015

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

99.1	JPMorgan Chase & Co. press release dated May 20, 2015

99.2	Frequently Asked Questions

99.3	Plea Agreement dated May 20, 2015 between JPMorgan Chase & Co. and the U.S. Department of Justice

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